SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  January 10, 2000


                              FIRST ECOM.COM, INC.
               (Exact Name of Registrant as Specified in Charter)

           Nevada                         0-27753                98-0206979
(State or Other Jurisdiction            (Commission            (IRS Employer
      of Incorporation)                 File Number)         Identification No.)



902 Henley Building  5, Queen's Road Central, Hong Kong             SAR
       (Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code            (852) 2801-5181



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          (Former Name or Former Address, if Changes Since Last Report)


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First Ecom.com (OTC BB: FECC - news) today announced that it issued 1,125,000 units in December 1999 in a transaction exempt from registration under Regulation S.

The units were sold at $6.50 each, for gross proceeds of $8,125,000 (US) and net proceeds of $7,500,000 (US) to the company after expenses of the offering. Each unit consists of one common share and a warrant to purchase one-third of a common share.

This offering was in addition to a $6,500,000 (US) financing (which also was exempt from registration under Regulation S) that the company announced on Dec. 6, 1999.

The securities described above have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or applicable exemption from registration requirements.

About First Ecom.com

As a global provider of electronic payment processing, First Ecom.com (NASD: BB
FECC) provides secure, easy to implement and low-cost online payment processing services to merchants and banks worldwide. Through strategic partnerships with banks, ISPs, e-commerce system integrators and storefront solution providers, First Ecom will process credit card transactions made over the Internet in multiple currencies, either domestically or offshore in a tax-neutral jurisdiction.

For more information, visit http://www.firstecom.com or contact First Ecom.com at 852/2801-5181 or by e-mail at merchant@firstecom.com.


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 FIRST EOM.COM, INC.
                                                 -------------------------------
                                                     (Registrant)

Date   January 10, 2000                          By /S/ Ermanno Pascutto
     --------------------------                  -------------------------------
                                                      (Signature)
                                                 Ermanno Pascutto, Director


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